Exhibit(g)(ii)

SCHEDULE B

PORTFOLIOS

Driehaus Emerging Markets Growth Fund

Driehaus International Small Cap Growth Fund

Driehaus Emerging Markets Small Cap Growth Fund

Driehaus Event Driven Fund

Driehaus Micro Cap Growth Fund

Driehaus Small Cap Growth Fund

Driehaus Small/Mid Cap Growth Fund

Driehaus Global Fund

Driehaus International Developed Equity Fund

Acceptance of Schedule as of April 30, 2024

DRIEHAUS MUTUAL FUNDS

By:	/s/ Janet McWilliams
Name: Janet McWilliams
Title: Chief Legal Officer

The undersigned, Christina Algozine, does hereby certify that he/she is the duly elected, qualified and acting Assistant Secretary of Driehaus Mutual Funds (the “Fund”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Fund with full power and authority to execute this Custody Agreement on behalf of the Fund and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

By:	/s/ Christina Algozine
Name: Christina Algozine
Title: Assistant Secretary

THE NORTHERN TRUST COMPANY

By:	/s/Chad Hecht
Name: Chad Hecht
Title: Vice President

DRIEHAUS MUTUAL FUNDS

25 East Erie Street | Chicago, IL 60611-2703, USA

phone (312) 587-3800 | wwww.driehaus.com